Exhibit 99.2

Q4 & Fiscal Year 2012

Earnings Presentation, Commentary

& Financial Results Supplement

July 26, 2012

This document is Vistaprint’s fourth quarter fiscal year 2012 earnings commentary. As noted in past quarters, Vistaprint has ceased to provide pre-recorded audio presentations based on the relative popularity of our downloadable presentations and transcripts. We have streamlined our commentary to a single PDF document that includes both slides and accompanying comments in the “notes” section below each slide.

1

Safe Harbor Statement

This presentation contains statements about our future expectations, plans and prospects of our business that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995, including but not limited to our financial guidance, expectations, and investment areas for fiscal year 2013; our four-year financial projections; our planned investments in our business and the anticipated effects of those investments; our operational growth strategy and the anticipated development of our business and financial results in response to our strategy; and the anticipated growth and development of our business and markets in Europe, Asia, and elsewhere. Projections are inherently uncertain and are based on assumptions and judgments by management. Our actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, including but not limited to flaws in the assumptions and judgments upon which our projections and guidance are based; our failure to make the investments in our business that we plan to make or the failure of those investments to have the effects that we expect; our failure to execute our strategy; currency fluctuations that affect our revenues and costs; costs and disruptions caused by acquisitions; the failure of our acquired businesses to perform as expected; difficulties or higher than anticipated costs in integrating the systems and operations of our acquired businesses into our systems and operations; unanticipated changes in our market, customers or business; our failure to acquire new customers and enter new markets, retain our current customers, and sell more products to current and new customers; our failure to promote and strengthen our brand; the failure of our current and new marketing channels to attract customers; our failure to manage growth and changes in our organization; our failure to manage the complexity of our business and expand our operations; our inability to manage the challenges and risks of our international operations; competitive pressures; costs and judgments resulting from litigation; changes in the laws and regulations or in the interpretations of laws or regulations to which we are subject, including tax laws, or the institution of new laws or regulations that affect our business; and general economic conditions. You can also find other factors described in our Form 10-Q for the fiscal quarter ended March 31, 2012 and the other documents we periodically file with the U.S. Securities and Exchange Commission.

2

Please read the above safe harbor statement. Additionally, a detailed reconciliation of GAAP and non-GAAP measures is posted in the appendix of the Q4 fiscal 2012 earnings presentation that accompanies these remarks.

2

Presentation Organization & Call Details

Presentation Organization:rganization:

• Executive overview

• Long-term strategy recap

• Q4 and FY 12 operating and

financial results

• Looking ahead to FY13 and

FY16 targets

• Supplementary information

• Reconciliation of GAAP to

Non-GAAP results

Live Q&A Session: ession:

• 5:15 p.m. Eastern

• Link from the IR section of www.vistaprint.com

• Hosted by:

Robert Keane Ernst Teunissen President & CEO EVP & CFO

3

This presentation is organized into the following categories:

•	Executive overview

•	Recap of Vistaprint’s long-term strategy and targets

•	Review of Q4 and FY 2012 operating and financial results

•	Commentary on outlook: Fiscal 2013 financial guidance and Fiscal 2016 targets

•	Supplementary graphics of data related to Vistaprint’s business

•	Reconciliation of GAAP to Non-GAAP results

Robert Keane, CEO, and Ernst Teunissen, CFO, will host a live question and answer conference call at 5:15 p.m. US Eastern time which you can access through a link on the investor relations section of www.vistaprint.com.

Executive Overview

Strategy Recap

• Introduced new investment approach in July 2011 to fuel long-term strategy and drive toward FY16 financial targets

• One year into the strategy, we are on track overall o Some results ahead of expectations o Some results behind expectations

Fiscal 2012 Financial and Operating Results

• FY 2012 was a great start, with exception of European revenue performance in H2 2012

• Good progress in strategic initiatives including acquisitions and strategy to enter new markets

Looking Ahead

• Organic FY16 targets more challenging but achievable

• FY 2013 guidance introduction

4

An executive overview of the content of this presentation is as follows:

Strategy Recap

•

In our press release and earnings call on July 28, 2011 we announced that in order to capitalize on our past success and capture significantly more of the large market opportunity we see ahead of us, we were adopting a new investment approach. We forecast that this would result in a trade off of near-term earnings in favor of significant up-front investment to fuel a strategy that sought greater customer value, longer-term scale advantages, higher organic revenue growth and operationally based competitive advantage.

•	One year into this strategy, we believe that we are that we are on track to achieve our goals overall. In some areas, we are ahead of our plans and in others, we have challenges that we must address.

Fiscal 2012 Operating and Financial Results

•	In FY 2012, we delivered solid results with the exception of our European revenue growth. European revenue growth was particularly challenging in the second half of the year.

•

In line with our articulated strategy to build foundations for longer-term growth we made some acquisitions and decisions to invest in these acquired companies. These investments, including a newly announced minority interest investment in China, will be dilutive to near-term earnings, but are expected to be accretive to longer-term results.

Looking Ahead

•

Our FY13 constant currency organic revenue growth expectation is 15% to 20%. We believe it is realistic and prudent to anticipate the potential for continued weakness in our European results through FY13. This would make our FY 2016 revenue target more difficult to achieve. However, we are confident in our ability to overcome our challenges and we believe our long-term targets remain achievable.

•	When all the moving pieces are incorporated into our FY 2013 guidance, we expect GAAP and non-GAAP EPS to decline from FY 2012 due to:

•	dilution from our previously announced acquisitions

•

a newly announced Asian market strategy that we are implementing subsequent to our acquisition of the PrintBell business in India and today’s announcement of our acquisition of our minority interest investment in China, and

•	timing-related accounting impact of our recent move to more performance-based executive share grants.

Our multi-year, multi-pronged strategy has many performance levers, and over multiple years, we recognize that there is a range of possible outcomes for each lever. The way we manage our business enables us to be flexible in our approach to ensure that we are putting our resources behind the efforts that can drive the strongest long-term returns. One year into our long-term strategy, we are confident that we are taking the right steps to build an enduring business institution that can grow rapidly, increase its competitive advantage, and drive very high long-term returns for shareholders.

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Long-Term Strategy Recap

5

Long-Term Strategy Elements

(announced July 28, 2011)

Reinvigorate Growth in the Core

Customer Value

Proposition

Improvements

Life Time Value

Based Marketing

World Class

Manufacturing

Build Foundations for Future Growth

Digital Marketing Services Home & Family Products Geographic Expansion

6

The strategy we announced last July comprises the following key elements:

Reinvigorate growth in our core business through three sets of activities:

•

Customer Value Proposition – deliver major improvements to customer experience, satisfaction and loyalty while changing success metrics from short-term transaction-focused value to longer-term lifetime value.

•

Life Time Value Based Marketing – invest more deeply into traditional Vistaprint marketing channels and expand in relatively new channels such as broadcast and direct mail in order to accelerate new customer acquisition and seek to reach offline audiences that are not currently looking to online suppliers for their marketing needs.

•

World Class Manufacturing – accelerate investment in production process improvements, employee training, supply chain management and manufacturing-related engineering to make a step-function improvement in product quality and reliability and to significantly lower unit manufacturing costs.

Lay foundations for continued rapid growth five and more years in the future by seeking to expand into the market adjacencies, including possibly being more proactive in M&A exploration as an avenue to achieve this goal. Three of the adjacent markets which we targeted were:

•	Home and family personalized products

•	Digital marketing services

•	Geographic expansion outside of North America and Europe.

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FY 2016 Organic Financial Targets

(announced July 28, 2011)

FY16 Target:

Revenue ($M) $2,000+ GAAP EPS FY16 Target:

~$5.00

20%+ 5-year CAGR*

20%+ 5-year CAGR*

$817

$670 $1.83

$1.49

$516 $1.25

FY FY FY FY FY FY FY FY

2009 2010 2011 2016 2009 2010 2011 2016

* We expect we can achieve revenue and EPS CAGRs of 20% from FY 2011 to FY 2016, but do not expect either to grow at the same rate each year. Targets are in constant currencies from the original target announcement date of July 28, 2011.

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In order to fund this strategy we forecasted heavy up-front investments in fiscal 2012 and 2013, with the expectation that this investment would cause organic EPS to decline significantly from FY 2011 to FY 2012 and then grow only modestly from fiscal 2012 to 2013. We expected that annual GAAP EPS would not exceed its FY 2011 level of $1.83 until FY 2014. We stated that if we executed our strategy well, by fiscal 2016 GAAP EPS could grow organically to approximately $5.00.

We also said that if we executed this strategy well, we could deliver stronger long-term revenue growth and be a larger, more competitive company by FY 2016 than we would have if we had pursued our strategy under our former investment approach. We said that we believed we could achieve organic revenue of at least $2 billion in FY 2016, which would imply a CAGR of 20% or better from 2011 to 2016 (though not necessarily the same growth rate each year).

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Q4 and FY 2012 Operating and Financial Results

8

FY12 Operational Performance: Invigorate the Core Business

Strategy Element Description Long-Term Goals FY12 Results/Examples

Major improvements to customer Change success metrics from Improvements in net promoter experience, satisfaction and loyalty short-term transaction-focused score, a leading retention indicator

Customer Value value to longer-term life time value Improved substrate quality,

and achieve higher life time value

Proposition per customer reduced cross sell, reduced email

Improvements frequency, tone/content of

customer messaging

Invest more deeply into selected Accelerate new customer New customer growth of ~27%

traditional Vistaprint marketing acquisition

channels and expand in relatively Successful scale investments in

Life Time Value new channels such as broadcast Reach offline audiences not North America currently looking to online suppliers

Based Marketing with higher than average COCA, Initial testing into new channels in but excellent longer term ROI. Europe and APAC

Accelerate investment in production Step function changes in quality Manufacturing cost reductions process improvements, employee and reliability helped keep gross margins flat training, supply chain management despite investments in higher

World Class and manufacturing-related Significantly lower unit quality substrates and shipping

Manufacturing engineering manufacturing costs

Significant improvement in

manufacturing operating metrics

(quality, speed, delivery, reliability)

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During FY2012, we made good progress against our long-term strategic initiatives as described in the slide above. Our general assessment of progress is:

•

In our customer value initiative, which is intended to be a multi-year initiative, we have seen expected near-term revenue headwinds as the result of our efforts to reduce friction with customers. These headwinds have manifested in various metrics in 2012, including a reduction in annual spend per customer and order frequency. We believe we will begin to see benefits from our FY 2012 investments in FY 2013, but it is likely that these benefits will not offset new changes we plan to make to the overall customer experience in FY 2013, which could create new revenue headwinds. Examples of 2013 initiatives include pricing simplification and further testing of shipping options.

•

In LTV-based marketing, we believe we have proven scale-based broadcast advertising to be successful in North American markets, and in FY 2013, we hope to do the same in European markets with further market-by-market testing. Despite a recent drop in cost of customer acquisition (COCA), it may continue to increase as we pursue our strategy to capitalize on high-return marketing investments and entice more offline customers to shop online. These efforts help to offset some of the headwinds created by our customer value proposition investments.

•

Our world-class manufacturing initiatives are on track as well. Throughout the year, we have improved our quality conformance and our on-time delivery to customers through investments in both process as well as shipping upgrades. We also executed on plant-specific projects to optimize flow and processes through process engineering and software implementations. This multi-year strategy will continue in FY 2013 with additional supply chain and engineering projects.

FY12 Operational Performance: Build Foundations for Future Growth

Strategy Element Description Long-Term Goals FY12 Results/Examples

Digital Marketing Digital small business marketing Lay foundations for continued rapid Total FY12 organic digital offerings (websites, email growth five and more years in the marketing services revenue of marketing, social media) future approx. $65 million (+30% growth)

Seek M&A opportunities of firms Acquisition of Webs (closed

that possess technology, market December)

presence and/or expertise in target

areas Feature/bundling improvements

Home & Family Enable customers to share and Total organic home and family preserve memories through revenue growth of +20%

personalized products for home

and family use Acquisition of Albumprinter (closed

October)

Content improvements, including

Nickelodeon partnership

Geographic Expansion Expand to markets beyond North Acquisition of PrintBell India in

America and Europe fiscal 2012

Minority investment (with option to

become majority owner) in Namex

China (closed July)

Planning and opening of MOW HQ

in Singapore; recruitment of senior

execs with deep APAC experience

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We also made strong progress in our adjacencies:

•

In the digital space, we have made significant progress toward making this once adjacent offering core to Vistaprint. Our acquisition of Webs, in addition to investments in our own offerings, should help us achieve our longer-term vision of integrating online and offline marketing solutions for micro businesses. The Webs acquisition also improved our ability to acquire customers leading with a digital offering. In fiscal 2013, we will continue integration efforts so that we can begin cross sell efforts later in the year.

•

In Home & Family, we believe our acquisition of Albumprinter brings us into the single biggest product category (photo books) for our most important geography for home and family: Europe. In FY 2013, we hope to help Albelli become a valuable secondary brand for us there. Additionally, we continue to expand our content for invitations, announcements and other printed products to continue to grow our home and family product sales.

•

In geographic expansion, we significantly developed our thinking in FY 2012 with the help of extensive strategic research into the two largest markets in Asia: India and China. We opted to gain a foothold through modest M&A and equity investments into innovative, in-market entrepreneurial competitors in these countries. In order to help these small investments grow, we have hired executive talent and support resources to develop our knowledge base and ramp up our resource commitment to help drive toward a market-leading position in these two important markets.

Geographic Expansion: China & India

China

World’s second largest GDP economy today has more small businesses than North America and Europe combined

Namex Investment

• Business tailored to Chinese market

• 34.5% indirect stake in operations today

• Call options in 2016 & 2020 enabling increased ownership position

India

Rapid economic development projected to make India one of the top economies in the world within 20 years

PrintBell Investment

• Mumbai-based online solution for marketing and identity products

• Acquired assets in FY2012

• Expect initial launch in FY2013

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We’d like to provide more detail on our geographic expansion investments. Our aim is to build a high growth Vistaprint business in China, India, and South East Asia that delivers significant contribution to revenue and earnings over the long term. It is our aspiration to position this business for high growth in the decade beyond 2017, as we move closer to the period in which China is expected to become the world’s single largest economy, and India one of the top four economies in the world.

Namex Investment:

•

The minority investment we announced today in China is a Vistaprint-like startup called Namex. We made a $13 million capital investment in July, and expect to make another $5 million investment in the first half of fiscal 2014. We now own a 34.5% indirect stake in the company’s operations, and as such, we will report a percentage of their financial results on our income statement going forward.

•

We have call options in 2016 and 2020 that could enable us to increase our ownership stake to a majority ownership and to 100% ownership respectively. The price of the options is dependent on Namex achievement of revenue and EBITDA targets.

PrintBell Investment:

•	Last year we announced that we would acquire the assets of Mumbai-based PrintBell, an online solution for corporate identity and marketing products.

•	During fiscal 2012, we closed this transaction, and we continue to work toward launch of the site as early as this fall.

These investments will be managed and supported from our new “Most of World” business unit with headquarters in Singapore. We are investing in the Asian opportunity as a high-growth startup, and so we anticipate losses to continue for the foreseeable future.

FY12 Operational Performance: Supporting Elements

Strategy Element Description Long-Term Goals FY12 Results/Examples

Resource Ramp Commit to multi-year resource Early resource investments turn Over 700 new team members in ramp to support strategy elements into scale advantage over time FY12 (ex. acquisitions)

Investing in scalable systems,

processes, and talent throughout

the organization

Share Repurchases Repurchase our shares when there Deliver high multi-year returns to $310M/9.9M shares repurchased in is a disconnect between current shareholders FY12

share price and expected future

per-share FCF Immediate EPS benefit

Longer-term potential to continue

leverage of EPS, or use as

currency in M&A when share price

is higher

12

Finally, we invested in two supporting areas:

•

In order to help make our strategic investments a success, we committed to increasing resources in technology and development. While our primary focus is engineering, we made additional investments in marketing, customer service, finance, HR and other support functions. We expect to continue this effort in FY 2013, but other than technology areas, we think this will be at a slower pace as we expect to exit FY 2013 in a position to begin to drive scale leverage in functions like G&A.

•

We also made a significant investment in ourselves in FY 2012. During the year, we acquired almost 10 million of our own shares for a total of $310M. 3 million of these were purchased in Q4. The FY12 total represents 22% of the total share count we had at the beginning of FY12. The reason for this significant investment in our own shares is that we believe that doing so will deliver significant value to shareholders that stay with us through the execution of our strategy. Our near-term earnings per share should benefit significantly from our repurchase activity. Over the longer-term, it’s possible we could use some of these shares for the right acquisition when our share price is higher, but at this current time we believe that it is probable that we will still be benefitting from our FY 2012 repurchases in FY 2016.

Consolidated

Q4 and FY 2012: Key Financial Metrics*

Quarter Ended 06/30/2012 FY2012

Revenue • $ 250.4 million • $ 1,020.3 million

??20% growth y/y ??25% growth y/y

??17% y/y organic constant ??20% y/y organic constant

currency growth currency growth

GAAP Net Income • $ 3.9 million • $ 44.0 million

? 1.5% net margin vs. 6.9% last ? 4.3% net margin vs. 10.0% last year year

? decrease of 73% y/y ? decrease of 46% y/y

• $ 0.10 Diluted EPS • $ 1.13 Diluted EPS

? decrease of 69% y/y ? decrease of 38% y/y

Non-GAAP Adjusted • $ 14.9 million • $ 77.0 million

Net Income** ? 5.9% net margin vs. 9.4% last ? 7.6% net margin vs. 12.8% last year year

? decrease of 24% y/y ? decrease of 26% y/y

• $ 0.40 Diluted EPS • $ 1.95 Diluted EPS

? decrease of 7% y/y ? decrease of 15% y/y

* Financial metrics for the consolidated business, including Albumprinter results since October 31, 2011 and Webs results since December 28, 2011 (dates of purchase).

** Non-GAAP adjusted net income and non-GAAP adjusted EPS exclude share-based compensation expense and its related tax effect, amortization of acquired intangible assets, and a charge related to the alignment of Webs IP with our global operations. Please see reconciliation to GAAP net income and EPS at the end of this presentation.

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Turning to financials, Vistaprint generated revenues of $250.4 million in the fourth quarter, reflecting a 20% year over year increase. In organic constant-currency terms, excluding Albumprinter and Webs, this reflects 17% year over year growth for the business, toward the lower end of the constant-currency expectations set a few months ago.

GAAP net income for the fourth quarter was $3.9 million, or 1.5% of revenue, reflecting a 73% decrease year over year. We expected GAAP EPS to decline significantly year over year due to the investments in our strategy for the traditional organic business as well as the dilutive impact of the Webs and Albumprinter acquisitions.

GAAP EPS in the fourth quarter was $0.10, reflecting a decrease of 69% year over year. EPS came in above expectations set in April due primarily to favorability on a number of items such as advertising expense, higher gross margin, below-the-line currency revaluations, and compensation expense related to our FY12 performance-based bonus payout.

Non-GAAP adjusted net income in the fourth quarter was $14.9 million, or 5.9% of revenue, reflecting a decrease of 24% year over year. Non-GAAP adjusted EPS was $0.40 in the fourth quarter of fiscal 2012, which reflects a decrease of 7% year over year. The decline in year-on-year non-GAAP EPS is lower than the decline in year-on-year GAAP EPS because we excluded certain items relating to our Webs and Albumprinter acquisitions, such as amortization of intangibles, IP related tax charges, and SBC expense.

For the full year, revenue was $1,020.3 million, a 25% increase year over year. Organic constant currency growth for the full year was 20%. GAAP net income was $44.0 million, a decrease of 46% from 2011, and GAAP EPS was $1.13, a decrease of 38% year over year. FY 2012 non-GAAP net income was $77.0 million, a decline of 26%, and non-GAAP EPS was $1.95, a decline of 15% year over year.

Consolidated

Cash Flow & ROIC Highlights*

Balance sheet (in millions, as of June 30, 2012)

Cash and cash equivalents $62.2

Quarterly cash flows and investments (in millions) Q4FY12 Q4FY11 FY12 FY11

Cash flow from operations $19.3 $36.3 $140.6 $162.6

Free cash flow** $4.6 $26.4 $88.5 $118.7

Capital expenditures $13.5 $8.2 $46.4 $37.4

as % of revenue 5.4% 3.9% 4.5% 4.6%

Trailing Twelve Month Return on Invested Capital*** (GAAP) 11% 28%

Trailing Twelve Month Return on Invested Capital*** (Non-GAAP) 18% 36%

Share repurchase program Q4FY12 FY12

Shares purchased 3.0 9.9M

Average cost per share $33.46 $31.28

Total purchase spend, inclusive of transaction costs, in millions $100.1 $309.7

* Financial results for the consolidated business, including Albumprinter results since October 31, 2011 and Webs since December 28, 2011 (dates of purchase).

** FCF = Cash Flow from Operations – Capital Expenditures – Purchases of Intangible assets not related to acquisitions –Capitalized Software Expenses *** ROIC = NOPAT / (Debt + Equity – Excess Cash) Net operating profit after taxes (NOPAT) Excess cash is cash and investments >10% of last twelve month revenues Operating leases have not been converted to debt Non-GAAP TTM ROIC excludes share-based compensation expense and its related tax effect , amortization of acquired intangibles, and a charge related to the alignment of Webs IP with our global structure on NOPAT

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Cash and cash equivalents were approximately $62.2 million as of June 30, 2012. During the quarter, Vistaprint generated $19.3 million in cash from operations, compared with $36.3 million in the fourth quarter of fiscal 2011. Free cash flow was $4.6 million in the fourth quarter, down from $26.4 million in the fourth quarter of fiscal 2011. For the year, we generated $140.6 million in cash from operations and $88.5 million in free cash flow.

On a trailing twelve-month basis, return on invested capital (or ROIC) as of June 30, 2012 declined due to the planned reduced profitability in our business during the fiscal year. Including share based compensation expense, it was approximately 11%, and excluding share based compensation expense, it was approximately 18%.

As mentioned earlier, Vistaprint repurchased 3 million shares in the fourth quarter, for a total of $100.1 million. We repurchased 9.9 million shares during the full year, for a total of $309.7 million. We have approximately 1 million shares left under our current repurchase authorization.

Additionally, in FY12 we arranged a revolving debt facility of $387.5 million, on which we have drawn $229 million to date. We have arranged this debt facility for the purpose of acquisitions and other investments (e.g. Albumprinter and Webs and Namex) and for share repurchases. Our FY 2012 Debt/EBITDA ratio is less than 2x, which we believe is an appropriate and capital efficient composition of our balance sheet.

Geographic Segment Revenue—Annual

(millions)

North America

Webs (inc NA)

Europe

Albumprinter (inc EU)

$61.2

Asia-Pacific $40.4

$42.5

$374.8

$27.5	$321.7
$258.5	$4.7

$539.2

$384.0	$452.8

FY2010 FY2011 FY2012

FY2012

Asia Pacific 6% of total revenue 44% y/y growth

38% y/y constant currency growth

Europe:

41% of total revenue 29% y/y growth

31% y/y constant currency growth including Albumprinter 18% y/y organic constant currency growth

North America: 53% of total revenue 20% y/y growth

20% y/y constant currency growth including Webs 19% y/y organic constant currency growth

Note: Constant currency basis is estimated by translating all non-U.S. Dollar denominated revenue generated in the current period using the prior year period’s average exchange rate for each currency to the U.S. Dollar.

Please see reconciliation to reported revenue growth rates at the end of this presentation.

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For the year, revenue performance by geography, inclusive of Albumprinter and Webs revenues, was as follows:

•

North American revenue was $543.9 million, reflecting 20% growth year over year as reported as well as in constant currency. This revenue is inclusive of the $4.7 million of revenue from the Webs acquisition. Excluding Webs, our North American business grew 19% year over year in constant currency.

•

European revenue was $415.2 million, reflecting 29% growth year over year as reported and 31% growth year over year in constant currency. This revenue is inclusive of the $40.4 million of revenue from the Albumprinter acquisition. Excluding Albumprinter, our European business grew 18% year over year in constant currency.

•

Asia-Pacific revenue was $61.2 million, reflecting 44% growth year over year in reported terms and 38% growth year over year in constant currency. We did not have any revenues from our acquisition of PrintBell in India.

Currency exchange rates had a negative impact on revenue growth for the full year. The Euro and the British pound weakened against the U.S. dollar, while the Australian Dollar strengthened. The net result of currency movements year over year for FY 2012 was a negative impact of approximately $5.0 million on a consolidated basis.

Consolidated

Geographic Segment Revenue—Quarterly

(millions)

Asia-Pacific

Albumprinter (inc. in Europe) $17.0

Europe $15.7

Webs (inc. in North America) $15.4

North America $11.8 $15.1

$12.1	$12.9
$10.5	$11.8 $13.7 $127.3
$7.8	$88.4 $79.1
$8.2	$105.3
$7.0	$7.1 $77.7 $77.8 $80.0
$5.5	$86.6 $2.3 $2.5
$63.6	$56.4 $60.9

$51.9

$139.8	$139.7 $140.9
$116.7	$115.5 $119.2 $118.7
$87.7	$100.2 $95.4 $100.7 $101.4

Q1 FY10 Q2 FY10 Q3 FY10 Q4 FY10 Q1 FY11 Q2 FY11 Q3 FY11 Q4 FY11 Q1 FY12 Q2 FY12 Q3 FY12 Q4 FY12

Q4 FY2012

Asia Pacific: 6% of total revenue 28% y/y growth 33% y/y constant currency growth

Europe:

37% of total revenue 18% y/y growth 30% y/y constant currency growth including Albumprinter 11% y/y organic constant currency growth

North America: 57% of total revenue 20% y/y growth 21% y/y constant currency growth including Webs 18% y/y organic constant currency growth

Revenue results for the consolidated business, including Albumprinter and Webs results since respective acquisition dates. All Albumprinter revenue included in European segment. All Webs revenue included in NA segment.

Note: Constant currency basis is estimated by translating all non-U.S. Dollar denominated revenue generated in the current period using the prior year period’s average exchange rate for each currency to the U.S. Dollar.

Please see reconciliation to reported revenue growth rates at the end of this presentation.

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For the fourth quarter, revenue performance by geography, inclusive of Albumprinter and Webs revenues, was as follows:

•

North American revenue was $143.4 million, reflecting 20% growth year over year in reported terms, and 21% in constant currency. This revenue is inclusive of the $2.5 million of revenue from the Webs acquisition. Excluding Webs, our North American business grew 18% year over year in constant currency. We are seeing continued strength in our results in North America and we see this market as a validation of our overall strategic direction.

•

European revenue was $92.0 million, reflecting 18% growth year over year as reported and 30% growth year over year in constant currency. This revenue is inclusive of the $12.9 million of revenue from the Albumprinter acquisition. Excluding Albumprinter, our European business grew 11% year over year in constant currency. We continue to see growth that is lower than we want to see and believe is possible longer term in Europe. We believe it is possible that the macroeconomic environment in Europe is having an impact on us, but we can’t quantify it. Instead we are focusing on our own execution in Europe, which we believe can and must improve. We are experiencing the negative revenue impact of reduced cross-selling and email frequency in Europe just like we are in North America. However, in Europe we have been less successful than we have been in North America in counterbalancing the revenue headwinds related to a more customer-centric value proposition.

•

Asia-Pacific revenue was $15.1 million, reflecting 28% growth year over year in reported terms and 33% growth year over year in constant currency. This remains our fastest growing geography and we are pleased with our results this quarter and year.

Over the past two years, we have accelerated our quarterly year over year organic revenue growth in North America from a low of about 15% to between 18% and 20% today. We see the acceleration of growth rates in North America as validation that our strategy to reinvigorate growth can be successful. It is the North American market that we are furthest along in the execution and optimization of new and improved value proposition and strategy, for instance in the way we merchandise our products in a less price-centric manner. Thanks to several years of testing which we conducted in the US market prior to our July 2011 strategy announcement, we are also further along in North America than other geographies in terms of our LTV-based advertising ramp, which has funded marketing channel development, including broadcast, direct mail, and partnerships that are performing well. This trend gives us confidence in our ability to do the same in Europe as we roll out similar types of investments in this geography in the coming years.

Currency exchange rates in the quarter had a negative impact on revenue growth year over year. All of our major currencies (the Euro, British pound, Canadian Dollar and Australian Dollar) weakened against the U.S. dollar since Q4 2011. The net result of currency movements year over year in Q4 was a negative impact of approximately $10 million on a consolidated basis.

Sequentially, the Euro, Australian Dollar, and Canadian Dollar weakened against the U.S. dollar, while the Pound strengthened slightly. The net effect of all currencies on revenue was a negative impact of $2 million versus third quarter rates. Compared to the currency rates we assumed when we gave guidance in April, currency hurt us by approximately $2.6 million.

Consolidated

Organic Business and Acquired Company Results—Annual

$4.7M

$1020.3	18% y/y

growth $1.13 $1.95

$40.4M	$0.13

35% y/y

growth

$975.1M	$1.41

20% y/y

growth $1.94

$(0.28)

$(0.12)

Revenue GAAP EPS Non-GAAP EPS

Vistaprint Organic Albumprinter Webs

Notes:

• Albumprinter results from October 31, 2011 (date of purchase); Albumprinter and Webs growth rates versus same period in prior year. Albumprinter growth calculated using Euro-based results. Webs FY 2012 revenue negatively impacted by $1.1M due to deferred revenue write down upon acquisition.

• Non-GAAP adjusted net income and non-GAAP adjusted EPS exclude share-based compensation expense and its related tax effect, amortization of acquired intangible assets and a tax expense related to the alignment of Webs IP with our global structure. Please see reconciliation to GAAP net income and EPS at the end of this presentation.

17

The charts above separate our FY 2012 results on an organic basis versus the impact of the Albumprinter and Webs acquisitions for revenue, GAAP EPS and Non-GAAP EPS. For the initial reporting periods following these transactions, we believe this level of transparency is helpful for investors to understand how we performed against expectations. However, we do not expect to break out EPS like this in the future.

Revenue results for the organic business, Albumprinter and Webs within full year results were $975.1 million, $40.4 million, and $4.7 million, respectively, resulting in combined revenue of $1,020.3 million. These results include partial year results for Albumprinter and Webs from the date of acquisition.

From a GAAP EPS perspective, our organic business contributed about $1.41, Albumprinter contributed about $0.00, and Webs negatively impacted EPS by about $0.28. The consolidated GAAP EPS was $1.13.

From a non-GAAP EPS perspective, our organic business contributed about $1.94, Albumprinter contributed about $0.13, and Webs negatively impacted by about $0.12. Non-GAAP EPS excludes share based compensation and its related tax effect, amortization of acquired intangible assets and the tax expense associated with the alignment of Webs IP with our global operations.

The Albumprinter and Webs GAAP and Non-GAAP EPS results include interest costs associated with debt financing to fund the acquisitions. Remaining interest expense (primarily for share repurchases) has been allocated to the organic business.

Consolidated

Organic Business and

Acquired Company Results—Quarterly

$2.5M

$250.4	17% y/y

growth

$12.9M

29% y/y

growth

$235.0M	$0.40

17% y/y $0.10

growth $0.02

$0.24

$0.40

$(0.03)

$(0.10)

$(0.03)

Revenue GAAP EPS Non-GAAP EPS

Vistaprint Organic Albumprinter Webs

Notes:

• Albumprinter results from October 31, 2011 (date of purchase); Albumprinter and Webs growth rates versus same period in CY2011. Albumprinter growth calculated using Euro-based results. Webs Q4 2012 revenue negatively impacted by $0.5M due to deferred revenue write down upon acquisition.

• Non-GAAP adjusted net income and non-GAAP adjusted EPS exclude share-based compensation expense and its related tax effect, amortization of acquired intangible assets and a tax expense related to the alignment of Webs IP with our global structure. Please see reconciliation to GAAP net income and EPS at the end of this presentation.

18

For the fourth quarter, revenue results for the organic business, Albumprinter and Webs were $235.0 million, $12.9 million, and $2.5 million, respectively, resulting in combined revenue of $250.4 million.

From a GAAP EPS perspective, our organic business contributed about $0.24, Albumprinter negatively impacted EPS by about $0.03, and Webs negatively impacted EPS by about $0.10. The consolidated GAAP EPS was $0.10.

From a non-GAAP EPS perspective, our organic business contributed about $0.40, Albumprinter contributed about $0.02, and Webs negatively impacted by about $0.03. Non-GAAP EPS excludes share based compensation and its related tax effect, amortization of acquired intangible assets and the tax expense associated with the alignment of Webs IP with our global operations.

The Albumprinter and Webs GAAP and Non-GAAP EPS results include interest costs associated with debt financing to fund the acquisitions. Remaining interest expense (primarily for share repurchases) has been allocated to the organic business.

Organic

Operational Metrics

(Excludes Albumprinter and Webs)

Orders (M)

8.3

7.0

6.5 64.

5.8 5.9

5.6

5.3

5.0

4.8 4.8

4.2

Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4

FY10 FY10 FY10 FY10 FY11 FY11 FY11 FY11 FY12 FY12 FY12 FY12

Average Order Value

$37.75

$36.63 $36.38 $36.73

$36.17 $36.03

$35.38

$34.23 $34.79 $34.56 $34.69 $34.61

Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4

FY10 FY10 FY10 FY10 FY11 FY11 FY11 FY11 FY12 FY12 FY12 FY12

19

Vistaprint’s organic business metrics, excluding Albumprinter and Webs, were as follows:

•	Total orders processed in the quarter were approximately 6.4 million reflecting growth of 14% year over year. For the year, total orders were up 21% to 27.6 million.

•

Average order value was $36.73, a 3% decrease from an average order value of $37.72 in Q4 of last fiscal year, but was up in constant currencies. For the year, average order value was down 1% to 35.68.

These metrics should be viewed together and not individually, as factors such as currency, product mix, marketing campaigns, partner performance, seasonality, and the like, can impact them.

Organic

Operational Metrics

(Excludes Albumprinter and Webs)

New Customers Advertising as

(million) Implied COCA% of Revenue

3.0 35 $ 35%

2.5 30 $ 30%

$ 27

$ 26 $ 26 $ 26 27%

$ 25 26%

25 $ $ 24 $ 24 25% 24% 24%

2.0 $ 22 $ 22 $ 23 22% 23%

$ 21 $21 21% 21% 21%

20%20% 20%

20 $ 20%

1.5

15 $ 15%

1.0

10 $ 10%

0.5 5 $ 5%

0.0 0 $ 0%

Q1FY10 Q2FY10 Q3FY10 Q4FY10 Q1FY11 Q2FY11 Q3FY11 Q4FY11 Q1FY12 Q2FY12 Q3FY12 Q4FY12

Q1FY10 Q2FY10 Q3FY10 Q4FY10 Q1FY11 Q2FY11 Q3FY11 Q4FY11 Q1FY12 Q2FY12 Q3FY12 Q4FY12

Q1FY10 Q2FY10 Q3FY10 Q4FY10 Q1FY11 Q2FY11 Q3FY11 Q4FY11 Q1FY12 Q2FY12 Q3FY12 Q4FY12

20

Additional customer metrics for the business on an organic basis, for the period ending June 30, 2012, are as follows:

•

Quarterly new customer adds were approximately 2.2 million, reflecting 22% year over year growth over the approximately 1.8 million new customer adds in Q4 of last fiscal year. For the year, we added 9.4 million new customers, up 27% year over year. New customer growth is partially driven by our wholesale partnerships such as those with Staples and FedEx Office, in addition to new advertising programs.

•

Vistaprint uses the term “implied cost of customer acquisition” or “implied COCA” to describe total advertising expense in a period divided by the number of unique first time customers in that period. The second chart illustrates our implied COCA, which is higher than years past due to our planned increased investment in advertising over time, and was down from Q3 to Q4 at approx. $25.

•

Advertising costs were $55.3 million, or 23.5% of organic revenue in the quarter. As part of our strategic investments, we expected this increase versus years past, although the overall Q4 expense was lower than anticipated due to under spending relative to plan in the European market. For the year, advertising expense as a percent of organic revenue was 25.2%. Our continued success with wholesale partnerships also reduces our COCA and our advertising as a percent of revenue, because those partners sell under their own brand and Vistaprint does not incur material advertising expenses in this type of wholesale partnership.

Organic

Historical Revenue Driver Metrics

(Quarterly)

TTM* Unique Customers (M)

14.4

13.8

12.9

11.4 11.9

10.6 11.1

9.0 9.4

8.4

7.2 7.4 7.7

7.0

3.6 3.9 4.0 4.2 4.5 4.8 5.0

Q2 FY11 Q3 FY11 Q4 FY11 Q1 FY12 Q2 FY12 Q3 FY12 Q4 FY12

New Customers Aquired in Period

Customers Repeating from Prior Periods

Q2 Q3 Q4 Q1 Q2 Q3 Q4

FY11 FY11 FY11 FY12 FY12 FY12 FY12

TTM Unique Customers (M) 10.6 11.1 11.4 11.9 12.9 13.8 14.4

TTM New Customers (M) 7.0 7.2 7.4 7.7 8.4 9.0 9.4

TTM Repeating Customers (M) 3.6 3.9 4.0 4.2 4.5 4.8 5.0

As % of Unique Customers

TTM New Customers 66% 65% 65% 65% 65% 65% 65%

TTM Repeating Customers 34% 35% 35% 35% 35% 35% 35%

Y/Y Growth

TTM Unique Customers 19% 21% 19% 19% 22% 24% 26%

TTM New Customers 15% 16% 16% 17% 20% 25% 27%

TTM Repeating Customers 29% 30% 25% 24% 25% 23% 25%

Implied Retention* 40% 42% 42% 42% 42% 43% 44%

*TTM repeating customers as % of year-ago unique customers

*trailing twelve month at period end

21

Our unique customer metrics for the core business on a trailing twelve month basis are as follows:

•	On a TTM basis, unique customer count was 14.4 million, reflecting 26% year over year growth of unique customers.

•	First-time unique customers in the TTM period ending June 30, 2012 grew 27% year over year while unique customers transacting from prior periods grew 25% year over year.

Organic

Historical Revenue Driver Metrics

Average Spend Per Unique Customer

(USD)

$ 100 $102 $100 $ 100

$ 98 $99 $ 99

$ 70 $70 $ 72 $73 $71 $ 69

$ 68

$ 54 $54 $ 55 $55 $53 $ 52

$ 51

Q2 FY11 Q3 FY11 Q4 FY11 Q1 FY12 Q2 FY12 Q3 FY12 Q4 FY12

Average Customer Spend:

New Repeat Total

Q2 Q3 Q4 Q1 Q2 Q3 Q4

FY11 FY11 FY11 FY12 FY12 FY12 FY12

Average Spend per Unique

Customer $ 70 $ 70 $72 $73 $71 $69 $ 68

Average Spend per New

Customer $ 54 $ 54 $55 $55 $53 $52 $ 51

Average Spend per Repeat $ 98 $ 99 $100 $102 $100 $100 $ 99

Customer

Y/Y Growth

Average Spend per Unique 4% 1%(1%)(6%)

Customer

Average Spend per New 2%(2%)(4%)(7%)

Customer

Average Spend per Repeat 3% 2% 1%(1%)

Customer

FY11-FY16, long-term target of low- to mid- single digit growth in bookings per unique customer.

22

Average spend per unique customer for the core business on a trailing twelve month basis developed as follows:

•

Average spend per unique customer during the TTM period ending June 30, 2012 was $68, reflecting a 6% decline year over year. We believe this decline is due to several factors. First, the near-term drag created by the changes we have made in FY12 to drive long-term retention, including reduced in-transaction cross sell. Second, the impact of our success with wholesale partnerships such as FedEx Office and Staples, for which we receive wholesale revenue per order that is on average lower than our direct-to-customer business.

•

Average spend per new customer acquired in the TTM period was $51, reflecting a 7% decline year over year. This decrease is consistent with the changes described above, as well as our new customer AOV trends which have been down slightly in the past few quarters due to the impact of less aggressive cross-selling and growth of wholesale partnerships.

•	Average spend per customer transacting in prior periods during the TTM period was $99, reflecting a 1% decline year over year.

•	Currency fluctuations negatively impacted all of these numbers for the period.

Looking Ahead

FY 2016 Organic Financial Targets

Commentary on FY16 Targets

• Recent European weakness makes revenue goal more challenging, but we believe organic targets are achievable if we are able to reaccelerate European growth trajectory o Reminder: targets are based on constant currency exchange rates as of initial date of target (July 28, 2011), but rates have deteriorated over past year

• Aggregate impact of acquisitions and Asian markets investments should be: o Accretive to revenue throughout the period o Dilutive to near-term earnings o Accretive to FY16 earnings

• Translating former GAAP EPS target of $5.00 to organic net income target of $220M +/-10% to isolate share repurchase impact

Revenue ($M)

FY16 Target:

$817 $2,000

$670

$516

20%+ 5-year CAGR*

GAAP Net Income ($M)

FY16 Target:

$82 $220M +/-10%

$56 $68

FY FY FY FY

2009 2010 2011 2016

20%+ 5-year CAGR*

* We expect we can achieve revenue and EPS CAGRs of 20% from FY 2011 to FY 2016, but do not expect either to grow at the same rate each year. Targets are in constant currencies from the original target announcement date of July 28, 2011

24

It has been a full year since we announced our longer-term strategy and FY 2016 organic financial targets. Below is our current commentary on our longer-term outlook:

•

First, we anticipate we may have continued revenue challenges in Europe throughout 2013 which would make it harder to achieve our longer-term target CAGR of 20% organic constant currency revenue growth through FY16, but does not put it out of reach: we are focused on this issue and believe that target is achievable if we execute effectively. Reaching that objective will require us to reaccelerate our European revenue growth, as we have been able to do in North America, but this will take time and significant effort in FY13. We have recently reorganized so that we have a unified marketing organization across North America and Europe. We believe that will help us achieve our goals. There is no reason that we are aware of why long-term growth in Europe should not be the same or higher than in North America and we are committed to achieving this. Note that we have always expressed our long term revenue targets using constant currency exchange rates. Exchange rates with the US dollar have moved against us over the last twelve months, and if they were to stay at these levels and/or further deteriorate, this would of course show up in our revenue growth expressed in US dollars.

•	Next, our FY 2012 acquisitions and our plans to invest in Asian markets should be additive to our consolidated revenue throughout the remaining four-year period.

•	From a profit perspective, the combination of these investments should be dilutive to near-term earnings, but should be accretive to FY 2016 earnings.

•

And finally, due to significant share repurchases, our organic EPS target of $5.00 for FY 2016 has become less trackable for investors. We are therefore translating the original target into a GAAP net income target for the organic business. The target is a banded range that is in line with the commentary we provided at our investor day in February. We expect we can achieve net income for the organic business of $220 million, plus or minus 10%, in FY 2016.

Organic financial targets exclude acquisitions, the Asian Market investments we described today, and interest costs associated with debt financing used to fund these initiatives and our share repurchases.

Consolidated

FY 2013 Revenue and Earnings Impacts

Revenue GAAP Non-GAAP

Net Income Net Income

• Organic constant currency • Continued expectation for • Continued expectation for revenue growth expected to be modest net income growth in modest net income growth in

15% to 20% from FY12 organic organic business (excluding organic business (excluding revenue of $975M investments listed below) investments listed below)

• Albumprinter and Webs should • Albumprinter and Webs dilution • Albumprinter and Webs net add about $80M in line with prior expectations at accretion in line with prior about $16M (excludes interest expectations at about $2M

• India revenue impact immaterial expense)(excludes interest expense)

in FY13

• Total interest expense about $5M • Total interest expense about $5M

• China minority investment(financing for acquisitions, share financial results in the form of net repurchases, minority • China, Singapore & India income, so no revenue impact in investment) investments dilutive versus prior

FY13 expectations by about $12M

• China, Singapore & India

investments dilutive versus prior • No impact to non-GAAP net expectations by about $15M income from NEO grants

• Front-loaded accounting timing

impact of recent NEO premium-

priced option grants versus prior

style grants about $7M in FY13

25

Before providing our detailed FY 2013 guidance, we will comment on the revenue and profit assumptions for the coming year:

Revenue

•	Our revenue from North America, organic APAC (i.e. Australia, New Zealand and Japan) and our Webs and Albumprinter acquisitions is on track and we expect this trend to continue into FY13.

•

As described earlier, our European revenue is not where we would like it to be, but the types of efforts we are undertaking to improve our performance are not immediate in nature. Additionally, the macro economic backdrop in Europe may create additional headwinds, though we cannot specify the magnitude on our business. Therefore we believe it is prudent to anticipate additional declines in our European constant currency revenue growth rate for FY2013 compared to the FY2012 full year growth rate. Since Europe is about 40% of our total revenue, this will have a significant impact on our overall growth rate in FY13. Our guidance implies 15% to 20% organic constant currency growth rates for the year.

•

Many investors have asked us when we expect our investments in customer retention to pay off in the form of increased revenue contribution. As we have said in the past, individual investments may pay off within a given fiscal year, but we do not expect the benefit from FY12 changes to offset headwinds from the changes we expect to make in FY13. Just as we made investments in initiatives that lower near term revenue in FY12, we expect to make different investments in FY13 that will have the similar effect of hurting our near-term revenue. This is incorporated into our guidance. Examples of these types of investments for FY13 may include pricing simplification and shipping changes.

•	Our expected revenue from the launch of our Indian business, which we expect in the fall, is factored into the guidance and will be immaterial to our growth this year.

•

Likewise, when we report results from our minority investment in China, it will come in the form of net loss or income, and therefore, there will be no additional revenue reported from this investment.

GAAP and Non-GAAP Profitability

•	When we announced our long-term strategy last July, we said that we believed that we could deliver modest GAAP EPS growth from FY12 to FY13 for the organic business.

•

Despite that fact that our revenue outlook is lower than we would have planned at this stage, the guidance we are initiating today incorporates a plan for modest EPS growth in our organic business versus our initial fiscal 2012 expectations. This excludes the positive impact of FY12 share repurchases. Meeting this level of earnings despite lower than planned revenue means that we have slowed the rate of investments that we are making. We believe this is the right thing to do because although we have significant conviction in our strategy, we also believe in striving to achieve the financial goals that we set for ourselves.

•

The guidance also incorporates GAAP dilution of about $16M and non-GAAP accretion of about $2M from the acquisitions of Webs and Albumprinter, excluding interest expense. This is in line with the dilution we discussed on the April earnings call.

•

Our FY13 guidance incorporates about $5M of total interest expense, which is based on today’s debt position which has been used to fund acquisitions, share repurchases and the minority investment in China.

•

Our FY13 guidance also incorporates roughly $15M of GAAP dilution and $12 million of non-GAAP dilution from our accelerated Asian market investments in Singapore, India and China as described earlier, including dilution from our in-process minority investment in China, which closed earlier this month. As a point of reference, during fiscal 2012, our investments in Asia reduced our GAAP net income by approximately $5 million.

•

The GAAP EPS guidance includes accelerated share based compensation charges related to the accounting treatment of recent front-loaded award of four years of premium priced stock options to our Named Executive Officers, most significantly the impact of the award to our CEO of options that have a $75 per share exercise floor and a $50 per share strike price. The GAAP dilution in comparison to a hypothetical scenario where we continued past SBC practices is approximately $7 million.

•	All of these moving pieces yield GAAP and non-GAAP EPS that is lower than 2012, although non-GAAP EPS is expected to decline much less than GAAP EPS from 2012.

Consolidated

Financial Guidance*

(as of July 26, 2012)

FY13 Q1 FY13

ending 06/30/2013 ending 09/30/2012

Revenue $1,175—$1,225 $250—$260

Revenue growth from FY 2012 period 15%—20% 18%—22%

Organic constant currency revenue growth estimate 15%—20% 13%—18%

GAAP EPS $0.40—$0.70

EPS growth (decline) from FY 2012 period(65%) -(38%)

GAAP share count 35.8 million

The Company is providing the following assumptions to facilitate non-GAAP adjusted net income per diluted share comparisons that exclude share-based compensation related expenses, amortization of acquired intangible assets and a tax charge related to the alignment of IP with our global operations:

FY13

ending 06/30/2013

Non-GAAP adjusted EPS $1.62—$1.92

EPS growth (decline) from FY 2012 period(17%) – (2%)

Non-GAAP share count 36.5 million

Non-GAAP exclusions $45.1

* Millions, except share and per share amounts and as noted

26

The table above is Vistaprint’s financial guidance as of July 26, 2012. This guidance reflects our expected market opportunity and our ongoing commitment to making investments for growth and competitive advantage. Vistaprint specifically disclaims any obligation to update any forward-looking statements, which should not be relied upon as representing our expectations or beliefs as of any date subsequent to July 26, 2012, the date of this presentation.

Our expectations for the full fiscal year ending June 30, 2013 are as follows:

•

For full year revenue, our organic constant currency growth expectations are 15% to 20% growth. If exchange rates stay the same as they were for the 30-day average in mid-July 2012, we would expect consolidated revenue to be $1,175 million to $1,225 million, an increase of 15% to 20% year over year in US dollars. Of course, actual revenue will depend in part on currency exchange rate development throughout the fiscal year.

•	Full fiscal year GAAP EPS, on a diluted basis, is expected to be between $0.40 and $0.70 based on about 35.8 million weighted average shares outstanding.

•

It’s important to recall that our effective tax rate is derived primarily from a cost-plus tax structure whereby we pay taxes on guaranteed intercompany markups of our cost, unrelated to our profit level. The investment level we are expecting in FY 2013, and the resulting lower profits, do not materially change the cost based taxes we must pay, so the result is a higher tax rate in percentage terms. At this time, we expect our tax rate to increase to approximately 40%-50% for the 2013 fiscal year. As pre-tax earnings return to a more normalized level beyond FY 2013, we would expect to see the tax rate return to lower levels.

Our revenue expectations for the quarter ending September 30, 2012, our first quarter of fiscal year 2013, are expected to be in the range of $250 million to $260 million, an increase of 18% to 22% in US dollars. We expect organic constant currency growth of 13% to 18% year over year.

Consolidated

Financial Guidance*

(as of July 26, 2012)

FY13 Q1 FY13

ending 06/30/2013 ending 09/30/2012

Revenue $1,175—$1,225 $250—$260

Revenue growth from FY 2012 period 15%—20% 18%—22%

Organic constant currency revenue growth estimate 15%—20% 13%—18%

GAAP EPS $0.40—$0.70

EPS growth (decline) from FY 2012 period(65%) -(38%)

GAAP share count 35.8 million

The Company is providing the following assumptions to facilitate non-GAAP adjusted net income per diluted share comparisons that exclude share-based compensation related expenses, amortization of acquired intangible assets and a tax charge related to the alignment of IP with our global operations:

FY13

ending 06/30/2013

Non-GAAP adjusted EPS $1.62—$1.92

EPS growth (decline) from FY 2012 period(17%) – (2%)

Non-GAAP share count 36.5 million

Non-GAAP exclusions $45.1

* Millions, except share and per share amounts and as noted

27

Financial Guidance as of July 26, 2012 Continued

As a reminder, as described at our February, 2012 investor day and in last quarter’s earnings commentary, we have changed our guidance approach as it relates to EPS guidance. We will no longer provide quarterly earnings guidance, as the timing of our earnings often fluctuates. Please see slide 29 for commentary on the seasonality of our business.

We are providing the assumptions noted on our guidance slide to facilitate comparisons with non-GAAP adjusted net income per diluted share.

•

Based on these assumptions, for the full fiscal year 2013, non-GAAP adjusted EPS is expected to be between $1.62 and $1.92, and excludes expected acquisition-related amortization of intangible assets of approximately $7.6 million; share-based compensation expense and its related tax effect of approximately $35.3 million; charges related to the alignment of acquisition-related intellectual property with global operations of approximately $2.2 million; and 36.5 million shares outstanding.

•	We expect these expenses which are excluded from non-GAAP results to be fairly evenly distributed throughout the fiscal year.

Consolidated

Capital Expenditures Guidance

(as of July 26, 2012)

Expressed as percent of revenue

25%

3%

8% 16%

15% 15%

3% 2% 3%

7% 7% 8%

9% 6%

14% 2%

5% 5% 1%

1% 1% 4%

6% 6% 2% 2% 3%

3% 2% 2% 2% 2%

FY 2007 FY 2008 FY 2009 FY 2010 FY 2011 FY 2012 FY 2013- FY 2013-

High Low

$63M $63M $76M $101M $37M $46M $95M $75M

Actuals Guidance

FY 2013 Guidance:

• $75M—$95M

• 6%—8% of revenue guidance midpoint

Other

Land and Facilities

Manufacturing & Automation Equipment

28

This chart shows capital expenditures in dollars and as a percentage of revenue for the past several years, and also shows our initial expectations for 2013 at the midpoint of our revenue guidance range. We expect capital expenditures as a percentage of revenue and in absolute dollars to increase in fiscal 2013 over 2012. Fiscal 2012 turned out to be a fairly light capital expenditure year because we only had one minor facility build out of our new call center in Jamaica, and we were able to delay the start of our European facility expansion into the fourth quarter of 2012. For FY 2013, we are introducing capital expenditures guidance of $75 to $95 million, or 6% to 8% of our revenue guidance midpoint. This guidance includes the expansion of our Venlo production facility, capital expenditures to create a small production facility in India, and other IT and manufacturing equipment requirements to support our growth plans.

Commentary on Revenue and EPS Seasonality

• As previously announced, we will no longer provide quarterly EPS guidance

• We expect our typical seasonality trends to continue; adding Albumprinter increases seasonal effect of our December quarter

• We expect to deliver a majority of EPS in our second quarter, in line with recent trends

• We will continue to provide quarterly revenue guidance, and quarterly updates on our annual revenue and EPS guidance

29

In light of the fact that we will no longer provide detailed quarterly earnings guidance, we want to provide some color on the seasonality of our business:

•	We expect the seasonal revenue trends in our core business to continue. The addition of Albumprinter increases the seasonal nature of our business.

•

We expect the recent trend of delivering a majority of annual earnings during our second quarter to continue in FY 2013. The additional volume of our holiday business adds significant volume through our facilities, and so we expect to see higher gross margin in the second quarter due to the absorption of fixed costs. Additionally, we expect our quarterly tax provision to match the seasonality of our profits as we are required to book the provision each quarter based on the percentage completion of forecasted profits for the year.

•	In light of the seasonal nature of our profitability, it is possible that we may incur a net loss in one or more of the other (non Q2) quarters of the year.

We will continue to provide annual revenue and EPS guidance, with quarterly updates. We will also provide quarterly revenue guidance.

Summary

• Two different lenses for this announcement and guidance: o Near-term lens

• Challenges to overcome in Europe

• Additional investment commitments as a result of enhanced Asian markets strategy and performance-based equity grants

o Longer-term lens

• Remain confident we can deliver strong shareholder returns

• Good progress on strategic objectives o New customer growth, NPS, North American growth rates

• Vistaprint is a more customer-centric and competitive company today

• Thinking ahead and acting to capitalize on longer-term opportunities

• Right strategy, processes, people and competitive position to continue to build transformational and enduring institution

30

In summary, we realize that investors will look at our announcement today through different lenses.

•

Through a near-term lens, we have challenges to overcome to improve our European revenue outlook. We also have committed to investments in Asia, Webs and Albumprinter and to performance-based equity awards that should be additive to the long-term, but do have a near-term dilutive impact.

•

Through a long-term lens, we remain confident we are on track to deliver strong returns to our investors. We are pleased with the performance in FY12 against our strategic objectives. Vistaprint today is a much more customer centric and competitive company because of those investments. Some investments are already showing up in our metrics, such as new customer growth, and though our retention efforts will take longer to show up in the percentage of retained customers, we are excited about the improving trend in direct customer results like net promoter score. Our growth rate in North America has increased, and we believe this is an indication that our strategy to re-invigorate growth can be effective.

We have also made and have committed to strategic investments through our acquisitions, investments in emerging markets and our share repurchases that we believe will add significant value to our long-term shareholder returns. Though we are challenged by our near-term revenue outlook, we believe we have the right strategy, processes, people and competitive position to overcome those challenges for the longer-term.

Q&A Session

Please go to the

Investor Relations section of www.vistaprint.com for the live Q&A call at 5:15 pm EDT on July 26, 2012

Q4 Fiscal Year 2012

Financial and Operating Results Supplement

Historical Annual Revenue and Net Income

Revenue ($M)

Organic Revenue $1,020

Albumprinter

Webs $817

$670

$516

$401

$256

$152

$91

$35 $59

FY2003 FY2004 FY2005 FY2006 FY2007 FY2008 FY2009 FY2010 FY2011 FY2012

GAAP Net Income

$105

Non-GAAP Adjusted Net Income

$91

$82

$76 $77

$68

$55 $56

$44

$40

$36

$27

$23

$19

$3 $5

$0.5

FY2003 FY2004 FY2005* FY2006 FY2007 FY2008 FY2009 FY2010 FY2011 FY2012

Millions, fiscal year ending June 30

*Fiscal 2005 results exclude a contract termination payment of $21mm Non-GAAP adjusted net income and non-GAAP adjusted EPS exclude share-based compensation expense and its related tax effect, amortization of acquired intangible assets, and a charge related to the alignment of Webs IP with our global operations. Please see reconciliation to GAAP net income and EPS at the end of this presentation.

Consolidated

Quarterly Financial Results

Webs revenue (millions)

Albumprinter revenue (millions)

$300

Organic revenue (millions)

$258 $250

$234

$204 $209 $212

$170

Q1 FY11 Q2 FY11 Q3 FY11 Q4 FY11 Q1 FY12 Q2 FY12 Q3 FY12 Q4 FY12

GAAP EPS*

$0.97

Non-GAAP EPS*

$0.89

$0.82

$0.75

$0.63

$0.51

$0.43

$0.40

$0.36

$0.32 $0.31 $0.29

$0.24

$0.19

$0.10

$0.01

Q1 FY11 Q2 FY11 Q3 FY11 Q4 FY11 Q1 FY12 Q2 FY12 Q3 FY12 Q4 FY12

Revenue and EPS results for the consolidated business, including Albumprinter and Webs results since October 31, 2011 and December 28,

2011 (dates of purchase, respectively). Non-GAAP adjusted net income per diluted share for all periods presented excludes the impact of share-based compensation expense and its related tax effect, amortization of acquired intangible assets and a tax charge related to the alignment of Webs IP with our global structure.

Please see reconciliation to GAAP net income at the end of this presentation.

* Per diluted share

Revenue (millions)


17% ORGANIC constant currency y/y growth
25% including Albumprinter & Webs
Albumprinter
Non-US
Webs
US
$145.1
$194.6
$166.0
$164.3
$170.5
$234.1
$203.7
$208.8
$212.4
$299.9
$257.6
$250.4
Q1 FY10
Q2 FY10
Q3 FY10
Q4 FY10
Q1 FY11
Q2 FY11
Q3 FY11
Q4 FY11
Q1 FY12
Q2 FY12
Q3 FY12
Q4 FY12
FY10 $670
30% y/y growth
FY11 $817
22% y/y growth
FY12 $1,020
25% y/y growth

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35

Organic

Total Company Organic Growth Rates

(Excludes Albumprinter and Webs)

50%

Constant-Currency

45%

Reported

40%

35%

30%

25%

17%

20% constant-currency

15%

13%

10% reported

5%

0%

Q1 FY10 Q2 FY10 Q3 FY10 Q4 FY10 Q1 FY11 Q2 FY11 Q3 FY11 Q4 FY11 Q1 FY12 Q2 FY12 Q3 FY12 Q4 FY12

FY09 FY10 FY11 FY12

36% constant- 28% constant-currency growth 22% constant-currency growth 20% constant-currency growth currency growth

Note: Constant currency basis is estimated by translating all non-U.S. Dollar denominated revenue generated in the current period using the prior year period’s average exchange rate for each currency to the U.S. Dollar.

Please see reconciliation to reported revenue growth rates at the end of this presentation. 36

Organic

Segment Revenue Growth Rates

Constant Currency Organic

APAC

70% 64%

58%

60% 56%

50% 45% 45%

43%

39% 37% 40%

40% 36% 35%

30% 33%

20%

10%

0%

Europe

70%

60%

50% 48%

45%

40% 38%

30%

30% 28%27%

21% 22% 21% 22%

20% 18%

10%

11%

0%

North America

70%

60%

50%

40%

30%

22% 21% 21% 21%

18% 18% 20%

20% 17% 15% 16% 17%

18%

10%

0%

Consolidated

Gross Margin and Gross Profit


Gross Profit (millions)
GM %
63.6%
65.1%
64.1%
63.6%
63.1%
66.3%
65.3%
63.9%
63.2%
66.8%
65.5%
64.6%
$92
$127
$106
$105
$108
$155
$133
$133
$134
$200
$169
$162
Q1 FY10
Q2 FY10
Q3 FY10
Q4 FY10
Q1 FY11
Q2 FY11
Q3 FY11
Q4 FY11
Q1 FY12
Q2 FY12
Q3 FY12
Q4 FY12
FY10 64.2%
FY11 64.8%
FY12 65.2%

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38

Consolidated

GAAP Net Income and Net Margin


GAAP Net Income (millions)
GAAP Net Margin
8.9%
13.8%
9.7%
7.1%
6.3%
14.5%
11.3%
6.9%
3.8%
10.6%
0.1%
1.5%
$13
$27
$16
$12
$11
$34
$23
$14
$8
$32
$0
$4
Q1 FY10
Q2 FY10
Q3 FY10
Q4 FY10
Q1 FY11
Q2 FY11
Q3 FY11
Q4 FY11
Q1 FY12
Q2 FY12
Q3 FY12
Q4 FY12
FY10 $68
FY11 $82
FY12 $44

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Consolidated

Non-GAAP Adjusted Net Income* and Adjusted Net Margin

Non-GAAP Adjusted Net Income (millions) Non-GAAP Adjusted Net Margin

17.3% 17.3%

$40

12.9% 13.8% $38

12.7%

$34

10.5% $28 9.4%

9.6% 12.6%

$21

$18 $20 6.1%

$17 $16 $15

4.4%

$13

$11 5.9%

Q1 FY10 Q2 FY10 Q3 FY10 Q4 FY10 Q1 FY11 Q2 FY11 Q3 FY11 Q4 FY11 Q1 FY12 Q2 FY12 Q3 FY12 Q4 FY12

FY10 $91 FY11 $105 FY12 $77

*Non-GAAP adjusted net income per diluted share for all periods presented excludes the impact of share-based compensation expense and its related tax effect, amortization of acquired intangible assets and a tax expense related to the alignment of Webs IP with our global structure. Please see reconciliation to GAAP net income at the end of this presentation.

Fiscal Year Income Statement

(as a percentage of revenue)

34.8% 35.2%

36.8% 33.3%

11.5%

12.7%

8.6%

10.3%

5.4% 11.4%

FY2012 FY2011

Cost of revenue Marketing and selling Technology and development General and administrative Income from operations

41

Looking at the fiscal year 2012 income statement versus fiscal year 2011, one can see that as a percent of revenue:

•

Cost of revenue decreased 40 basis points year over year to 34.8% of revenue resulting in gross margin of 65.2%. Excluding Albumprinter and Webs, cost of revenue would have decreased to 34.5% of revenue, resulting in gross margin of 65.5%. Positive gross margin drivers were overhead efficiences.

•	Marketing and selling expense increased 350 basis points, to 36.8% of revenue due to increases in external advertising and fixed marketing costs.

•

Technology and development expense increased 120 basis points to 12.7% of revenue, our strategy of a multiyear commitment to increase supporting resources, especially in capabilities and manufacturing engineering roles.

•	General and administrative expense increased by 170 basis points year over year to 10.3% of revenue. This increase was due to increased headcount and third party fees.

•	Operating margin decreased by 600 basis points as a result of the items mentioned above.

•

Tax expense was 21.2% of pre-tax profits, compared to 9.9% of pre-tax profits during the prior fiscal year. The higher effective tax rate this fiscal year was in-line with expectations. As a reminder, our income tax rate is primarily the result of our cost-plus tax structure, whereby we pay taxes on guaranteed intercompany markups of our cost, unrelated to our profit level. The year over year lower profits due to our growth investments did not result in a material change to the cost-based taxes we must pay, so the result was a higher tax rate in percentage terms.

Consolidated

Q4 Income Statement Comparison to Prior Year

(as a percentage of revenue)

35.4% 36.1%

36.3% 34.1%

14.8% 12.2%

9.5%

11.5%

2.0% 8.1%

Q4 FY2012 Q4 FY2011

Cost of revenue Marketing and selling Technology and development General and administrative Income from operations

42

Looking at the Q4 fiscal 2012 income statement versus Q4 of fiscal 2011, one can see that as a percent of revenue:

•

Cost of revenue decreased 70 basis points year over year to 35.4% of revenue resulting in gross margin of 64.6%. Excluding Albumprinter and Webs, cost of revenue would have decreased to 34.5% of revenue. The primary positive gross margin driver was overhead efficiency.

•

Marketing and selling expense increased 220 basis points, to 36.3% of revenue due to increases in fixed marketing costs due to higher Albumprinter-related depreciation, and increased headcount in marketing and our customer service centers.

•

Technology and development expense increased 260 basis points to 14.8% of revenue, reflecting increased D&A and share-based compensation related to the Webs acquisition; and increased headcount in capabilities and our engineering groups, which is consistent with our strategy of a multiyear commitment to increase supporting resources.

•	General and administrative expense increased by 200 basis points year over year to 11.5% of revenue. This increase was due to increased headcount and increased share-based compensation expense.

•	Operating margin decreased by 610 basis points as a result of the items mentioned above.

•

Tax expense was 26.7% of pre-tax profits, compared to 9.7% of pre-tax profits during Q4 of the prior fiscal year. The higher effective tax rate in this quarter, compared to last year’s rate, was in-line with expectations.

Consolidated

Q4 Income Statement Comparison to Prior Quarter

(as a percentage of revenue)

35.4% 34.5%

36.3% 37.9%

14.8% 13.8%

11.5% 10.8%

2.0% 3.0%

Q4 FY2012 Q3 FY2012

Cost of revenue Marketing and selling Technology and development General and administrative Income from operations

43

Looking sequentially at the Q4 fiscal year 2012 income statement versus the prior quarter, Q3 of fiscal 2012, one can see that as a percent of revenue:

•	Cost of revenue increased by 90 basis points.

•	Marketing and selling expense decreased by 160 basis points versus last quarter, due primarily to external advertising lower as a percent of revenue.

•	Technology and development expense increased 100 basis points due to increased salaries and lower revenue.

•	General and administrative expense increased 70 basis points due to one-time re-organization expenses.

•	Operating margin, as a result, decreased by 100 basis points.

•

Tax expense was 26.7% of pre-tax profit compared to 95.2% of pre-tax profits in Q3 of fiscal 2012. As a reminder, in Q3, our tax expense was higher as a result of the impact of the integration of the Webs business and the alignment of the related IP. The associated tax impact was recorded almost entirely in that period and resulted in a higher effective rate relative to the lower profit.

Consolidated

Share-Based Compensation* (millions)


$5.5
$6.7
$5.3
$5.7
$5.6
$6.4
$5.3
$5.1
$4.9
$5.0
$7.6
$8.6
Q1 FY10
Q2 FY10**
Q3 FY10
Q4 FY10
Q1 FY11
Q2 FY11***
Q3 FY11
Q4 FY11
Q1 FY12
Q2 FY12
Q3 FY12
Q4 FY12
FY10 $23.2
FY11 $22.4
FY12 $26.1

* *Share-based compensation (SBC) expense includes SBC-related tax adjustment.*

** *Q2 FY2010 SBC includes a non-cash charge of $1.3 million to correct a cumulative understatement of share-based compensation expense from prior periods that we concluded was not material to any prior period or FY2010.*

*** *Q2 FY2011 SBC includes a non-cash charge of $1.0 million related to the reorganization of our business (announced October 2010). The charge did not relate to any named executive officers or the CFO transition announced in November 2010.*

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Organic

Revenue Seasonality

(Excludes Albumprinter and Webs)

$284

Small Business Marketing Home and Family*

$234 $244 $235

$209 $212

$204

$195

$166 $164 $170

$145

Q1 FY10 Q2 FY10 Q3 FY10 Q4 FY10 Q1 FY11 Q2 FY11 Q3 FY11 Q4 FY11 Q1 FY12 Q2 FY12 Q3 FY12 Q4 FY12

* Home and family revenue are calculated using a product format-based approach

Organic

Q4 FY 2012 Bookings by Marketing Channel

(excludes Albumprinter and Webs bookings)


~2.2 million new customers in Q4 FY2012
Our Own Permission-Based email
3rd Party Permission-Based email
Other Channels and Partners
Paid Search
Direct URL Type-In
Our Own Permission-Based email
Paid Search
Direct URL Type-In
Other Channels and Partners
Repeat Order Bookings: 68%
First-time Order Bookings: 32%

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46

Millions of Unique Micro Customers

Millions of Active

Purchasing Customers

14.4

11.4

9.6

8.0

6.2

4.1

2.7

FY06 FY07 FY08 FY09 FY10 FY11 FY12

Annual Product Bookings

Per Active Customer*

$72

$70 $68

$61 $63

$58

$53

FY06 FY07 FY08 FY09 FY10 FY11 FY12

*Excludes revenue from referrals and mailing services postage

Consolidated

Balance Sheet Highlights

Balance Sheet highlights, in millions, at period end 06/30/12 3/31/12 12/31/11 09/30/11 06/30/11

Total assets $592.4 $588.0 $590.3 $469.0 $555.9

Cash and cash equivalents $62.2 $52.1 $67.5 $161.1 $236.6

Total current assets $115.6 $103.5 $123.7 $194.0 $272.3

Goodwill and intangible assets $180.7 $192.0 $196.6 $5.1 $5.2

Total liabilities $403.1 $306.0 $322.5 $108.8 $105.8

Current liabilities $142.0 $148.1 $166.2 $97.1 $93.8

Long-term debt $229.0 $126.5 $140.5 $- $ -

Shareholders’ Equity $189.3 $281.9 $267.8 $360.2 $450.1

Treasury shares (in millions) 15.8 13.0 13.1 9.8 6.8

In April 2012, we expanded our credit facility from $250.0 million to $387.0 million. During the fourth quarter, we drew down from that facility for share repurchases.

Consolidated

Q4 Capital Expenditure Breakdown

Q4 CapEx: $13.5M

21%

56%

23%

Land/Facilities1

2

Mfg & Automation Equipment

Other3

1 Land, building and construction, leasehold improvements, and furniture and fixtures

2 All manufacturing and automation equipment, including offset and digital print lines, other printing equipment, pre-press and post-press equipment such as cutters, and automation equipment

3 IT infrastructure, software and office equipment

Appendix

Including a Reconciliation of GAAP to Non-GAAP Financial Measures

About non-GAAP financial measures

To supplement Vistaprint’s consolidated financial statements presented in accordance with U.S. generally accepted accounting principles, or GAAP, Vistaprint has used the following measures defined as non-GAAP financial measures by Securities and Exchange Commission, or SEC, rules: non-GAAP adjusted net income, non-GAAP adjusted net income per diluted share, free cash flow, constant-currency revenue growth, and constant-currency organic revenue growth. The items excluded from the non-GAAP adjusted net income measurements are share-based compensation expense and its related tax effect, amortization of acquisition-related intangibles, and tax charges related to the alignment of acquisition-related intellectual property with global operations. Free cash flow is defined as net cash provided by operating activities less purchases of property, plant and equipment, purchases of intangible assets, and capitalization of software and website development costs. Constant-currency revenue growth is estimated by translating all non-U.S. dollar denominated revenue generated in the current period using the prior year period’s average exchange rate for each currency to the U.S. dollar. Constant-currency organic revenue growth excludes the impact of currency as defined above and revenue from acquired companies.

The presentation of non-GAAP financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures, please see the tables captioned “Reconciliations of Non-GAAP Financial Measures” included at the end of this release. The tables have more details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliation between these financial measures.

(continued on next page)

About non-GAAP financial measures

continued…

Vistaprint’s management believes that these non-GAAP financial measures provide meaningful supplemental information in assessing our performance and when forecasting and analyzing future periods. These non-GAAP financial measures also have facilitated management’s internal comparisons to Vistaprint’s historical performance and our competitors’ operating results.

Management provides these non-GAAP financial measures as a courtesy to investors. However, to gain a more complete understanding of the company’s financial performance, management does (and investors should) rely upon GAAP statements of operations and cash flow.

Reconciliation: GAAP to Non-GAAP Results

Net Income – Annual ($ in thousands)

FY 2003 FY 2004 FY 2005* FY 2006 FY 2007 FY 2008 FY 2009 FY2010 FY2011 FY2012

GAAP Net Income $473 $3,440($16,218) $19,234 $27,143 $39,831 $55,686 $67,741 $82,109 $43,994

Share-based

compensation and $0 $0 $0 $4,850 $8,765 $15,275 $20,177 $23,156 $22,400 $26,060

related tax effect

Amortization of

acquired intangible—————— $5,754

assets

Webs IP transfer—————— $1,235

Non-GAAP $473 $3,440 $4,782 $23,146 $35,908 $55,106 $75,863 $90,897 $104,509 $77,043

Adjusted Net Income

*Fiscal 2005 non-GAAP results exclude a contract termination payment of $21mm

*Note: share-based compensation expense includes tax effects

Reconciliation: GAAP to Non-GAAP Results

Net Income – Quarterly ($ in thousands)

. Fiscal Year 2010 Fiscal Year 2011 Fiscal Year 2012

Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4

GAAP Net Income $12,976 $26,948 $16,167 $11,650 $10,781 $34,014 $22,917 $14,397 $8,172 $31,697 $274 $3,851

Share-based $5,499 $6,679 $5,315 $5,662 $5,550 $6,435 $5,285 $5,129 $4,876 $5,021 $7,566 $8,596

Compensation*

Amortization of

acquired intangible—————— $1,148 $2,381 $2,225

assets

Webs IP Transfer———————$1,017 $218

Non-GAAP

Adjusted Net $18,475 $33,627 $21,482 $17,312 $16,331 $40,449 $28,202 $19,526 $13,048 $37,866 $11,238 $14,890

Income

*Note: share-based compensation expense includes tax effects

Reconciliation: GAAP to Non-GAAP Results

Diluted Earnings Per Share—Annual

FY 2006 FY 2007 FY 2008 FY 2009 FY2010 FY2011 FY2012

GAAP Net Income Per Share $0.45 $0.60 $0.87 $1.25 $1.49 $1.83 $1.13

Share-based Compensation $0.09 $0.18 $0.31 $0.43 $0.49 $0.47 $0.65

Per Share*

Amortization of acquired———— $0.14

intangible assets

Webs IP Transfer———— $0.03

Non-GAAP Adjusted Net $0.54 $0.78 $1.18 $1.68 $1.98 $2.30 $1.95

Income Per Share

Weighted average shares

used in computing 42.651 45.825 46.780 45.099 45.989 45.448 39,426

(millions)

*Note: share-based compensation expense includes tax effects

Reconciliation: GAAP to Non-GAAP Results

Earnings Per Diluted Share—Quarterly

. Fiscal Year 2010 Fiscal Year 2011 Fiscal Year 2012

Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4

GAAP Net Income Per $0.29 $0.59 $0.35 $0.26 $0.24 $0.75 $0.51 $0.32 $0.19 $0.82 $0.01 $0.10

Share

Share-based $0.12 $0.14 $0.11 $0.12 $0.12 $0.14 $0.12 $0.11 $0.12 $0.12 $0.20 $0.23

Compensation Per Share*

Amortization of acquired—————— $0.03 $0.06 $0.06

intangible assets

Webs IP Transfer———————$0.02 $0.01

Non-GAAP Adjusted Net $0.41 $0.73 $0.46 $0.38 $0.36 $0.89 $0.63 $0.43 $0.31 $0.97 $0.29 $0.40

Income Per Share

Weighted average shares

used in computing Non-

GAAP 45.561 46.027 46.231 46.136 45.704 45.625 45.079 45.156 42.569 39.041 38.346 37,620

(millions)

*Note: share-based compensation expense includes tax effects

Reconciliation: Free Cash Flow

(in thousands)

Three Months Ended Twelve Months Ended

June 30, June 30,

2012 2011 2012 2011

Net cash provided by operating activities $ 19,341 $ 36,307 $ 140,641 $ 162,634

Purchases of property, plant and(13,482)(8,181)(46,420)(37,405)

equipment

Purchases of intangibles assets(67)(57)(239)(205)

Capitalization of software and website

development costs(1,161)(1,634)(5,463)(6,290)

Free cash flow $ 4,631 $ 26,435 $ 88,519 $ 118,734

Reconciliation:

Total Company Constant-Currency Revenue Growth Rates Quarterly

Q1 Q2 Q3 FY10 Q4 FY10 Q1 FY11 Q2 FY11 Q3 FY11 Q4 FY11 Q1 FY12 Q2 FY12 Q3 FY12 Q4 FY12

FY2010 FY2010

Reported revenue growth 27% 40% 30% 22% 18% 20% 23% 27% 25% 28% 26% 20%

Currency impact 4%(8%)(5%) 0% 2% 3%(1%)(7%)(5%) 0% 2% 5%

Revenue growth in constant

currency 31% 32% 25% 22% 20% 23% 22% 20% 20% 28% 28% 25%

Impact of acquisitions to growth in

constant currency(7%)(7%)(8%)

Revenue growth rate, ex

acquisitions, in constant currency 31% 32% 25% 22% 20% 23% 22% 20% 20% 21% 21% 17%

Note: Constant-currency revenue growth is estimated by translating all non-U.S. dollar denominated revenue generated in the current period using the prior year period’s average exchange rate for each currency to the U.S. dollar.

Reconciliation:

Total Company Constant-Currency Revenue Growth Rates Annual

FY2009 FY2010 FY2011 FY2012

Reported revenue growth 29% 30% 22% 25%

Currency impact 7%(2%)—0%

Revenue growth in constant currency 36% 28% 22% 25%

Impact of acquisition to growth in constant currency——(5%)

Revenue growth rate, ex acquisition, in constant currency 36% 28% 22% 20%

Note: Constant-currency revenue growth is estimated by translating all non-U.S. dollar denominated revenue generated in the current period using the prior year period’s average exchange rate for each currency to the U.S. dollar.

Reconciliation:

Non-US Constant-Currency Revenue Growth Rates and Reported Growth Rates, ex Albumprinter

Non-US Revenue Growth Q1 FY10 Q2 FY10 Q3 FY10 Q4 FY10 Q1 FY11 Q2 FY11 Q3 FY11 Q4 FY11 Q1 FY12 Q2 FY12 Q3 FY12 Q4 FY12

Consolidated reported 38% 68% 55% 30% 23% 26% 27% 41% 35% 36% 31% 20%

revenue growth

Currency impact 10%(20%)(14%) 1% 7% 6%(2%)(16%)(11%)—3% 10%

Consolidated revenue growth

in constant currency 48% 48% 41% 31% 30% 32% 25% 25% 24% 36% 34% 30%

Impact of acquisition to

growth in constant currency——————(13%)(13%)(15%)

Organic growth in constant

currency 48% 48% 41% 31% 30% 32% 25% 25% 24% 23% 21% 15%

Note: Constant-currency revenue growth is estimated by translating all non-U.S. dollar denominated revenue generated in the current period using the prior year period’s average exchange rate for each currency to the U.S. dollar.

Reconciliation:

Non-US Constant-Currency Revenue Growth Rates and Reported Growth Rates

Q4 FY2012 US Non-US Total

Company

Reported revenue growth 20% 20% 20%

Currency impact—10% 5%

Revenue growth in constant currency 20% 30% 25%

Impact of acquisition to growth in(2%)(15%)(8%)

constant currency

Revenue growth rate, ex acquisition, in 18% 15% 17%

constant currency

Note: Constant-currency revenue growth is estimated by translating all non-U.S. dollar denominated revenue generated in the current period using the prior year period’s average exchange rate for each currency to the U.S. dollar.

Reconciliation:

Geographic Segment Constant-Currency Revenue Growth Rates and Reported Growth Rates

Q4 FY2012 North America Europe Asia-Pacific Total

Company

Reported revenue growth 20% 18% 28% 20%

Currency impact 1% 12% 5% 5%

Revenue growth in constant currency 21% 30% 33% 25%

FY2012 North America Europe Asia-Pacific Total

Com anp y

Reported revenue growth 20% 29% 44% 25%

Currency impact—2%(6%) -

Revenue growth in constant currency 20% 31% 38% 25%

Note: Constant-currency revenue growth is estimated by translating all non-U.S. dollar denominated revenue generated in the current period using the prior year period’s average exchange rate for each currency to the U.S. dollar.